Exhibit 99.2

NEWS RELEASE

650 S. Edmonds Lane, Suite 108 Lewisville, TX 75067

Investor Contact:	Company Contact:
Deborah K. Pawlowski/James M. Culligan	Paul K. Willmott
Kei Advisors LLC	Chairman & CEO
Phone: 716.843.3908/716.843.3874	Phone: 972.219.3330
Email: dpawlowski@keiadvisors.com/jculligan@keiadvisors.com

Uranium Resources, Inc. Announces
Joint Venture Agreement for
Development of Churchrock Project in New Mexico

LEWISVILLE, TX, and TOKYO, JAPAN, December 7, 2006 — Uranium Resources, Inc. (OTCBB:  URRE) (“URI”) announced today that it has signed a definitive joint venture agreement with ITOCHU Corporation for the evaluation and development of URI’s Churchrock uranium property in New Mexico.

Paul K. Willmott, Chairman and CEO of URI, noted, “This agreement represents an important step towards the development of our extensive New Mexico asset base.  Our assets are located in what has been deemed the most prolific production area for uranium in the United States.  We welcome ITOCHU as a partner.  We look forward to a long and profitable relationship and to contributing to the New Mexico economy.”

URI is currently completing a feasibility study of the New Mexico property, which it expects to be completed by the end of 2006.  Upon completion of this study, ITOCHU and URI will determine whether to pursue the venture.  Development of the Churchrock project cannot commence until all permits have been obtained and all other relevant legal requirements satisfied.

URI plans to use the benign in situ recovery (ISR) mining process at the Churchrock project.  This process involves the injection of water with oxygen into the uranium deposit.  The uranium becomes soluble and is then extracted for further processing, and the uranium-free water is re-injected into the ore body.

ABOUT URANIUM RESOURCES, INC.
Since it’s incorporation in 1977, URI has produced over 7 million pounds of uranium by in-situ recovery (ISR) methods in the state of Texas where the Company currently has three ISR mining projects.  URI has mineral rights in Texas and owns over 183,000 acres of mineral holdings in New Mexico, which historically has been the most prolific uranium producing region in the U.S.  The Company’s strategy is to fully exploit its resource base to take advantage of the strong global market for uranium.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as “expects,” “estimates,” “projects,” “anticipates,” “believes,” “could,” and other similar words.  All statements addressing operating performance, events, or developments that the Company expects or anticipates will occur in the future, including but not limited to statements relating to the Company’s reserves and mineralized uranium materials, timing of receipt of mining permits, production capacity of mining operations planned for properties in South Texas and New Mexico, planned dates for commencement of production at such properties, revenue, cash generation and profits

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are forward-looking statements. Because they are forward-looking, they should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties include, but are not limited to, the spot price of uranium, weather conditions, operating conditions at the Company’s mining projects, government regulation of the mining industry and the nuclear power industry, the world-wide supply and demand of uranium, availability of capital, timely receipt of mining and other permits from regulatory agencies and other factors which are more fully described in the Company’s documents filed with the Securities and Exchange Commission.  Should one or more of these risks or uncertainties materialize, or should any of the Company’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on the Company’s forward-looking statements. Except as required by law, the Company disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this press release.

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